Exhibit 99.1

501 Elliott Ave. W. #400 Seattle, WA 98119	T 206.282.7100 F 206.272.4010

Cell Therapeutics Provides Monthly Information

at Request of CONSOB

June 26, 2009 Seattle — Cell Therapeutics, Inc. (the “Company” or “CTI”) (NASDAQ and MTA: CTIC) is providing the information herein pursuant to a request from the Italian securities regulatory authority, CONSOB, pursuant to Article 114, Section 5 of the Unified Financial Act, that the Company issue at the end of each month a press release providing a monthly update of certain information relating to the Company’s management and financial situation. However, the Company also directs its Italian shareholders to the Italian language section of its website at www.celltherapeutics.com/italiano, where more complete information about the Company and its products and operations, including press releases issued by the Company, as well as the Company’s SEC filings and the Listing Prospectus authorized to be published by CONSOB, can be found. The information provided below is qualified in its entirety by reference to such information.

Please note that all the information disclosed in this press release primarily refers to the period May 1, 2009 through May 31, 2009.

Provisional financial information as of May 31, 2009 and EBITDA

The following information concerns the Company’s provisional (unaudited) results for the month ended May 31, 2009.

Such financial information represents estimates that are based on assumptions, the occurrence of which depends on circumstances relating to the Company and the macroeconomic situation, and which assumptions might or might not occur.

www.CellTherapeutics.com

The following table reports the Estimated Indication of a few relevant items referring to the statements of operations for the month ended May 31, 2009:

Estimated financial data of the company for the month ended May 31, 2009

The estimated and unaudited financial data of the Company as of May 31, 2009 compared with those for the previous month are shown below (amounts in thousands of U.S. dollars):

	April 30, 2009	May 31, 2009
Net revenue	$3	$6
Operating income (expense)	$(6,212)	$(4,838)
Profit /(Loss) from operations	$(6,209)	$(4,832)
Other income (expenses), net	$1,626	$(5,857)
Preferred Stock:
- Dividend	$(1)	$—
- Deemed Dividend	$(1,160)	$—
EBITDA	$(5,744)	$(10,689)
Depreciation and amortization	$(328)	$(185)
Amortization of debt discount and issuance costs	$(182)	$(175)
Interest expense	$(546)	$(544)

Net profit /(loss) attributable to common shareholders	$(6,800)	$(11,593)

Estimated Research and Development expenses were $3.1 million and $2.9 million for the months of April and May 2009, respectively.

Net financial indebtedness

The following table reports the estimated and unaudited net debt financial indebtedness of the Company as of April 30, 2009 and May 31, 2009, including the separate indication of the total financial needs, regarding debts expiring less than 12 months ahead (current portion). The relevant financial data are compared with those for the previous month (amounts in thousands of U.S. dollars).

Net Financial Standing	April 30, 2009	May 31, 2009
Cash and cash equivalents	$15,584	$28,369
Long term obligations, current portion	$(1,579)	(1,596)
Net Financial Standing, current portion	$14,005	$26,773
Senior subordinated notes	$(55,150)	$(55,150)
Long term obligations, less current portion	$(1,806)	$(1,755)
Convertible senior notes	$(63,980)	$(64,083)
Net Financial Standing, less current portion	$(120,936)	$(120,988)
Net Financial Indebtedness	$(106,931)	$(94,215)

The total estimated and unaudited net financial position of the Company as of May 31, 2009 is approximately a negative $94,215 (in thousands of U.S. dollars).

No portions of the Convertible Senior Subordinated Notes and Convertible Senior Notes come due within the next twelve months.

The Company had no debt that matured during the month of May 2009.

www.CellTherapeutics.com

Outstanding notes and preferred shares

The following table discloses information on the Company’s convertible notes as of May 31, 2009, compared with the same information as of April 30, 2009:

Convertible Notes – May 31, 2009

Description	Maturity / Redemption Date	Principal/ Aggregated Stated Value Outstanding as of April 30, 2009	Number of Common Stock Reserve as of April 30, 2009	Principal/ Aggregated Stated Value Outstanding as of May 31, 2009	Number of Common Stock Reserve as of May 31, 2009
4% Convertible Senior Subordinated Notes	1-Jul-10	55,150,000	102,129	55,150,000	102,129
6.75% Convertible Senior Notes	31-Oct-10	7,000,000	66,564	7,000,000	66,564
7.5% Convertible Senior Notes	30-Apr-11	33,458,000	400,257	33,458,000	400,257
5.75% Convertible Senior Notes	15-Dec-11	23,000,000	766,666	23,000,000	766,666
2008 Issuances
9% Convertible Senior Notes	4-Mar-12	335,000	23,759	335,000	23,759

Totals		118,943,000	1,359,375	118,943,000	1,359,375

The Company had no outstanding preferred shares as of April 30, 2009 and May 31, 2009.

Regulatory Matters and Products in Development

With respect to the period from May 1, 2009 through May 31, 2009, the Company has no additional information to disclose concerning regulatory matters and products in developments and has received no additional information from the European Medicines Agency (EMEA) or the U.S. Food and Drug Administration (the “FDA”) regarding the request for the marketing of products. On June 24, 2009, the Company issued a press release regarding the completion of the submission of the New Drug Application and request for priority review for pixantrone to the FDA.

Corporate Transactions and Assignment of Assets

With respect to the period from May 1, 2009 through May 31, 2009, the Company has no additional information to disclose other than what has been publicly disclosed in the press release dated May 15, 2009 and in the Company’s Current Report on Form 8-K filed on May 20, 2009, with respect to the closing of the Bresso Research Center in Bresso, Italy and the Company’s Form 8-K filed on May 28, 2009, with respect to the outcome of the Company’s arbitration with Spectrum Pharmaceuticals, Inc. (“Spectrum”) regarding the sale of the Company’s ownership interest in RIT Oncology, LLC to Spectrum.

www.CellTherapeutics.com

Exchange Listing Matters

The Company has no information to disclose related to exchange listing matters.

Update on Outstanding Shares

The numbers of shares of the Company’s common stock, no par value (the “Common Stock”), issued and outstanding as of April 30, 2009 and May 31, 2009 were 452,510,204 and 477,920,766, respectively.

During the month of May 2009, the following transactions contributed to the change in the number shares of our outstanding Common Stock:

•

The issuance of 16,000,000 shares of Common Stock in connection with sale of such shares as publicly disclosed in the Company’s May 11, 2009 press release and the Current Report on Form 8-K filed on May 12, 2009.

•	The issuance of 9,183,562 shares of Common Stock in connection with the exercise of the Company’s Class A Warrants.

•	The issuance of 229,500 shares of Common Stock relating to stock awards under the Company’s 2007 Equity Incentive Plan.

•	The cancellation of 2,500 shares of Common Stock due to employee termination under the Company’s 2007 Equity Incentive Plan.

The Company is not aware of any agreement for the resale of its shares of Common Stock on the MTA nor of the modalities by means of which shares of Common Stock were or will be resold.

Debt Restructuring Program

In addition to the transactions described in the Company’s press release dated May 29, 2009, the Company announced on June 19, 2009, that in accordance with the terms and conditions of the separate concurrent fixed priced exchange offers (as disclosed in the Company’s press release dated June 2, 2009) (each, an “Exchange Offer,” and together, the “Exchange Offers”) for any and all of the approximately $118.9 million outstanding principal amount of five series of its convertible notes (the “Notes”), and based on the final count by U.S. Bank National Association, the depositary for the Exchange Offers, the Company accepted for exchange approximately $52.9 million aggregate principal amount of the Notes for the previously announced exchange consideration of (i) $134.50 cash, and (ii) 458 shares of Common Stock per $1,000 principal amount of Notes validly tendered and not withdrawn in each Exchange Offer, for a total amount of exchange consideration (excluding interest, fees and other expenses in connection with the Exchange Offers) of approximately $7.1 million cash and approximately 24.2 million shares of Common Stock. For additional details, please refer to the Company’s press release dated June 19, 2009.

The Company, in May 2009, neither issued any new debt instruments nor bought any debt instruments already issued by the Company.

The Company believes it is in compliance with the covenants on each series of its outstanding convertible notes.

Information about the capacity of the Company to sustain its financial needs

As disclosed in the press release dated May 29, 2009, the Company received significant financing from external investors during April and May 2009. In addition, as mentioned above, the Company announced the results of the Exchange Offers on June 19, 2009. The results of the elimination of approximately $52.9 million in debt will reduce the Company’s annual interest expense by approximately $3.3 million.

www.CellTherapeutics.com

About Cell Therapeutics, Inc.

Headquartered in Seattle, the Company is a biopharmaceutical company committed to developing an integrated portfolio of oncology products aimed at making cancer more treatable. For additional information, please visit www.CellTherapeutics.com.

This press release includes forward-looking statements that involve a number of risks and uncertainties, the outcome of which could materially and/or adversely affect future results and the trading prices of the Company’s securities. Specifically, the risks and uncertainties include that the Company continues to have a substantial amount of debt outstanding and the quarterly interest expense associated with the debt is significant; the Company’s operating expenses continue to exceed its net revenues; that the Company may not be able to further reduce its operating expenses; that the Company will continue to need to raise capital to fund its operating expenses and may not be able to raise sufficient amounts to fund its continued operation; that the information presented herein with respect to the Company’s convertible notes and convertible preferred stock may differ materially from the information presented by the Company with respect to its convertible notes and convertible preferred stock prepared in accordance with U.S. GAAP in its periodic reports on Form 10-K and Form 10-Q; as well as other risks listed or described from time to time in the Company’s most recent filings with the SEC on Forms 10-K, 10-Q and 8-K. Except as required by law, the Company does not intend to update any of the statements in this press release upon further developments.

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Media Contact:

Dan Eramian

T: 206.272.4343

C: 206.854.1200

E: media@ctiseattle.com

Investors Contact:

Ed Bell

T: 206.272.4345

Lindsey Jesch Logan

T : 206.272.4347

F : 206.272.4434

E: invest@ctiseattle.com

www.CellTherapeutics.com